UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 27, 2007
____________________

Tegal Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware
(State or other jurisdiction
of incorporation)
000-26824
(Commission
File Number)
68-0370244
(I.R.S. Employer
Identification No.)

2201 South McDowell Boulevard
Petaluma, CA 94954
(Address of Principal Executive Offices)

(707) 763-5600
(Registrant’s telephone number, including area code)

_____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

࿴ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
࿴ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
࿴	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
࿴	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Employment Agreements

Thomas R Mika. On July 27, 2007, Tegal entered into an at-will employment agreement with Mr. Mika providing for his employment as our President and Chief Executive Officer. The employment agreement has an initial term of two years and is subject to automatic one year extension unless either party provides prior notice of its intention not to renew. This employment agreement sets for the terms and conditions of Mr. Mika’s employment. Under this agreement Mr. Mika’s annual base salary is initially set at $284,000 per year subject to review and potential increase in accordance with Company policy. The employment agreement also provides for an annual target bonus equal to 50% of his annual base salary payable upon achievement of targets and other objectives set by the Board of Directors and for annual long-term incentive awards with a fair market value on the date of grant equal to 100% of annual base salary.

The employment agreement provides that in the event that Mr. Mika’s employment is terminated by us other than for “cause” (as defined in the agreement), if he resigns for “good reason” (as defined in the agreement), dies or becomes disabled, or if we give notice of nonrenewal of the term, he will receive continued payments of base salary for a period of twenty-four months following the date of termination, plus an amount equal to two times the average annual incentive bonus paid to Mr. Mika for the three most recently completed fiscal years in which a cash bonus program covering Mr. Mika was in effect or a cash bonus was actually paid, payable in equal installments over a period of twenty-four months following the date of termination. In the event that within twelve months following a “change of control” (as defined in the agreement), he is terminated by us other than for “cause” or if he resigns for “good reason”, the severance benefits will be payable in a lump sum and any long-term incentive awards outstanding shall become fully vested, and if applicable, exercisable. The Compensation Committee of the Board of Directors has not yet established the thresholds or terms of the bonus plan for which the employee will be eligible to receive under the terms of this agreement. A copy of the Employment Agreement with Thomas Mika is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Christine Hergenrother. On July 27, 2007, Tegal entered into an at-will employment agreement with Ms. Hergenrother providing for her employment as our Chief Financial Officer. The employment agreement has an initial term of one year and is subject to annual automatic one year extensions unless either party provides prior notice of its intention not to renew. This employment agreement sets for the terms and conditions of Ms. Hergenrother’s employment. Under this agreement Ms. Hergenrother’s annual base salary is initially set at $175,000 per year subject to review and potential increase in accordance with Company policy. The employment agreement also provides for an annual target bonus equal to 30% of her annual base salary payable upon achievement of targets and other objectives set by the Board of Directors.

The employment agreement provides that in the event that Ms. Hergenrother’s employment is terminated by us other than for “cause” (as defined in the agreement), if she resigns for “good reason” (as defined in the agreement), dies or becomes disabled, or if we give notice of nonrenewal of the term, she will receive continued payments of base salary for a period of twelve months following the date of termination, plus an amount equal to one times the average annual incentive bonus paid to Ms. Hergenrother for the three most recently completed fiscal years in which a cash bonus program covering Ms. Hergenrother was in effect or a cash bonus was actually paid, payable in equal installments over a period of twelve months following the date of termination. In the event that within twelve months following a “change of control” (as defined in the agreement), she is terminated by us other than for “cause” or if she resigns for “good reason”, the severance benefits will be payable in a lump sum and any long-term incentive awards outstanding shall become fully vested, and if applicable, exercisable. The Compensation Committee of the Board of Directors has not yet established the thresholds or terms of the bonus plan for which the employee will be eligible to receive under the terms of this agreement. A copy of the Employment Agreement with Christine Hergenrother is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers

The information set forth in Item 1.01 above is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Number	Exhibit
10.1	Employment agreement for Thomas R Mika dated July 27, 2007.
10.2	Employment agreement for Christine Hergenrother dated July 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2007	TEGAL CORPORATION
	By:	/s/ Christine Hergenrother
	Name: Title:	Christine Hergenrother Vice President & Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit
10.1	Employment agreement for Thomas R Mika dated July 27, 2007.
10.2	Employment agreement for Christine Hergenrother dated July 27, 2007.